Exhibit 99.2
ODIMO INCORPORATED
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
Basis of Presentation
The unaudited pro forma consolidated financial statements of Odimo Incorporated (“Odimo” or the “Shell”) in the opinion of management include all material adjustments directly attributable to the share exchange contemplated by a share exchange agreement, dated October 29, 2010, by and among Standard Crushed Stone Industry Limited (“Standard Crushed Stone”), its sole shareholder, the Shell and a stockholder of the Shell (the “Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, on November 11, 2010, the Shell issued to the shareholder of Standard Crushed Stone and its assignees 235,281,759 shares of common stocks in the aggregate at par value $0.001 each in exchange for all of the issued and outstanding capital stock of Standard Crushed Stone. Standard Crushed Stone thereby became a wholly owned subsidiary of the Shell. The pro forma consolidated statement of operations includes the accounts of the Shell and Standard Crushed Stone.
The statements of operations were prepared as if the above mentioned acquisition of Standard Crushed Stone by the Shell were consummated on June 30, 2010, and the balance sheet was prepared as if they were consummated on June 30, 2010. These pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the dates indicated and are not necessarily indicative of the results that may be expected in the future.

ODIMO INCORPORATED
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS AT June 30, 2010
(in thousands, except for par value)

		June 30, 2010
	June 30,	Standard		Unaudited
	2010	Crushed	Pro-forma	Pro-forma
	Odimo	Stone	Adjustment	Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$97	$2,886		$2983
Notes receivables	—	339		339
Accounts receivables, net	—	2,399		2,399
Inventories	—	3,131		3,131
Related part receivable		5,856		5,856
Other receivables, net		1,837		1,837
Advance to supplies Net		2,479		2,479

Total current assets	97	18,927		19,024

Property, plant and equipment, net	—	31,245		31,245
Construction in Progress		13,559		13,559
Other Non-current assets, net	—	1,214		1,214

TOTAL ASSETS	$97	$64,945		$65,042

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$243	$14,156		$14,399
Other accrued payable	—	2,482		2,482
Due to related parties	—	2,085		2,085
Customer deposits	—	1,097		1,097
Taxes payable	—	5,220		5,220
Short-term bank loans	—	2,893		2,893

Total current liabilities	243	27,934		28,176
Long-term loans	—	17,625		17,625

Total liabilities	243	45,559		45,801

Equity:
Common stock	10	11,383	(11,383)	10
Statutory Reserve	—	1,357		1,357
Additional paid-in capital	104,555	—	(93,328)	11,227
Retained earnings (deficit)	(104,711)	5,361	104,711	5,361
Accumulated other comprehensive income		1,286		1,286

Total equity	(146)	19,387		19,241

TOTAL LIABILITIES AND EQUITY	$97	$64,945		$65,042

ODIMO INCORPORATED
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	For the year ended
	September	September
	30,	30,
	2009	2009
		Standard		Unaudited
		Crushed	Pro-forma	Pro-forma
	Odimo	Stone	Adjustment	Consolidated	Note
Net sales	$—	$36,151		$36,151
Cost of sales	—	28,389		28,389

Gross profit	—	7,761		7,761

Operating expenses:
Selling expenses	—	106		106
General and administrative expenses	(27)	1,152		1,125
Bad debt expense		220		220

Income from operation	27	6,283		6,266

Other income (expenses):		(51)		(51)
Other income	—	(111)		(111)
Subsidiary income		(1,790)		(1,790)
Income before provision for income taxes	27	8,133		8,160
Provision for income taxes	—	(2,033)		(2,033)

Net income/ (loss)	$27	$6,099		$6,126

ODIMO INCORPORATED
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	For the nine months
	ended
	June 30	June 30,
	2010	2010
		Standard		Unaudited
		Crushed	Pro-forma	Pro-forma
	Odimo	Stone	Adjustment	Consolidated	Note
Net sales	$—	$32,314		$32,314
Cost of sales	—	28,629		28,629

Gross profit	—	3,685		3,685

Operating expenses:
Selling expenses	—	114		114
General and administrative expenses	(73)	597		260

Income from operations	73	2,974		3,047

Other income (expenses):
Other income	—	277		103
Interest expense, net	—	(475)		(62)
Subsidiary Income	—	751		15

Income before provision for income taxes	73	3,527		3,600
Provision for income taxes	—	(881)		(881)

Net income/ (loss)	$73	$2,646		$2719

Notes to unaudited pro-forma consolidated financial statements:
1. The acquisition by Odimo of Standard Crushed Stone is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, Odimo (the legal acquirer) is considered the accounting acquiree and Standard Crushed Stone (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the consolidated entities will in substance be those of Standard Crushed Stone, with the assets and liabilities, and revenues and expenses, of Odimo being included effective from the date of consummation of Share Exchange Transactions. Odimo is deemed to be a continuation of business of Standard Crushed Stone. The outstanding common stock of Odimo prior to the closing of the transactions contemplated under the Share Exchange Agreement will be accounting for at their net book value and no goodwill will be recognized.